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                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]


                                                                       EXHIBIT 8

October 16, 1997

Group Maintenance America Corp.
1800 West Loop South, Suite 1375
Houston, Texas 77027

Ladies and Gentlemen:

  We have participated in the preparation of the Registration Statement on Form S-4 (Registration No. 33-34383) (such Registration Statement as amended at the effective date thereof being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of shares of common stock of Group Maintenance America Corp. (the "Company"), as well as the proxy statement/prospectus relating thereto and included as part of the Registration Statement (the "Prospectus").

  The statements in the Prospectus under the caption "THE MERGER--Certain Federal Income Tax Considerations" have been prepared by us and are our opinion based upon reasonable interpretations of income tax statutes and Treasury Regulations thereunder in effect as of the date hereof. Because there can be no assurance that the continuity of interest requirement (or any other requirement of reorganization treatment under the Internal Revenue Code or applicable Treasury Regulations) will be satisfied with respect to the Merger, no opinion can be given with respect to the specific tax consequences of owning or disposing of the common stock of the Company and no assurance can be given that the Internal Revenue Services will accept, or that a court will uphold, the interpretations set forth under the caption "THE MERGER--Certain Federal Income Tax Considerations."

  We hereby consent to the references to this firm under the caption "THE MERGER--Certain Federal Income Tax Considerations" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

KPMG Peat Marwick LLP

/s/ KPMG Peat Marwick LLP